EXHIBIT 99.B(d)(22)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

INTECH Investment Management LLC

(f/k/a Enhanced Investment Technologies, LLC)

Dated August 28, 2003, as amended, September 30, 2005, February 24, 2006 and March 30, 2009

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Fund

Large Cap Diversified Alpha Fund

International Equity Fund

World Equity Ex-U.S. Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

INTECH Investment Management LLC

(f/k/a Enhanced Investment Technologies, LLC)

Dated August 28, 2003, as amended, September 30, 2005, February 24, 2006 and March 30, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund	x.xx%
Large Cap Fund	x.xx%
Large Cap Diversified Alpha Fund	x.xx%
International Equity Fund	x.xx%
World Equity Ex-US Fund	x.xx%

Agreed and Accepted:

SEI Investments Management Corporation	INTECH Investment Management LLC

By:	By:
/s/ Aaron C. Buser	/s/ Justin Wright

Name:	Name:
Aaron C. Buser	Justin Wright

Title:	Title:
Vice President	Vice President and General Counsel